|X| PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY MFB CORP.

SPECIAL MEETING OF STOCKHOLDERS

JUNE 11, 2008

The undersigned hereby appoints _______________ and ______________, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of capital stock of MFB Corp. which the undersigned is entitled to vote at the Special Meeting of Stockholders (the “Meeting”) to be held at corporate headquarters of MFB Corp. at 4100 Edison Lakes Parkway, Mishawaka, Indiana, on Wednesday, June 11, 2008, at 10:30 A.M. local time, and at any and all adjournments or postponements thereof, as follows:

1.
Approval of the Agreement and Plan of Merger, dated as of January 7, 2008 (as it may be amended from time to time, the “Merger Agreement”), by and among MutualFirst Financial, Inc., MutualFirst Acquisition Corp., a wholly owned subsidiary of MutualFirst Financial, Inc., and MFB Corp., pursuant to which MFB Corp. will merge with and into MutualFirst Acquisition Corp., as more fully described in the joint proxy statement-prospectus of MutualFirst Financial, Inc. and MFB Corp. dated April 7, 2008.

For	Against	Abstain
|_|	|_|	|_|

2.
Any proposal of the MFB Corp. Board of Directors to adjourn or postpone the Meeting, if necessary, to permit the solicitation of additional proxies in the event there are not sufficient votes, in person or by proxy, to approve the Merger Agreement.

For	Against	Abstain
|_|	|_|	|_|

The Board of Directors recommends a "FOR" vote for the listed propositions.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

This proxy may be revoked at any time prior to the voting thereof.

The undersigned acknowledges receipt from MFB Corp., prior to the execution of this proxy, of a Notice of the Meeting, and a Joint Proxy Statement-Prospectus for the Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

Please be sure to sign and date this Proxy in the box below.	Date:

Stockholder sign above	Co-holder (if any) sign above